CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Variable Insurance Trust of our reports dated as listed in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended December 31, 2019. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Organization and Management of Wholly-Owned Subsidiaries" in such Registration Statement.

/s/PricewaterhouseCoopers LLP Minneapolis, Minnesota

April 27, 2020

Appendix A

Fund Name

Reports Dated 2/21/2020

Columbia Variable Portfolio - Contrarian Core Fund

Columbia Variable Portfolio - Long Government/Credit Bond Fund Columbia Variable Portfolio - Small Cap Value Fund

Columbia Variable Portfolio - Small Company Growth Fund Columbia Variable Portfolio - Strategic Income Fund Variable Portfolio - Managed Risk Fund

Variable Portfolio - Managed Risk U.S. Fund

Variable Portfolio - Managed Volatility Conservative Fund Variable Portfolio - Managed Volatility Conservative Growth Fund Variable Portfolio - Managed Volatility Growth Fund

Variable Portfolio - U.S. Flexible Conservative Growth Fund Variable Portfolio - U.S. Flexible Growth Fund

Variable Portfolio - U.S. Flexible Moderate Growth Fund

Reports Dated 2/24/2020

CTIVP - Lazard International Equity Advantage Fund